Exhibit 10.28

RESTRICTED STOCK AGREEMENT

RICHARD ALLEN

This Agreement, effective as of May 8, 2012, is made by and between Homeowners Choice, Inc., a Florida corporation hereinafter referred to as the “Company,” and Richard R. Allen, an employee, hereinafter referred to as the “Grantee.”

BACKGROUND STATEMENT

This Agreement deals with shares of the Company’s Common Stock granted to the Grantee pursuant to the Homeowners Choice, Inc. 2007 Stock Option and Incentive Plan, as it may be amended from time to time (the “Plan”), the provisions of which are hereby incorporated by reference and made a part of this Agreement. The Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to award Restricted Stock to the Grantee as an inducement to continue serving the Company and as an incentive for increased efforts during such service. Furthermore, the Company is seeking to protect the Company’s trade secrets, methods of doing business, business plans, computer software and similar items and ensure the Grantee’s post-employment cooperation, non-interference and non-competition.

NOW, THEREFORE, in reliance upon the foregoing background statement, the Company and the Grantee agree to the following terms and conditions.

ARTICLE I

DEFINITIONS

Unless the context clearly indicates a different meaning, the following terms, when capitalized, will have the meanings specified below and capitalized terms used in this Agreement without definition will have the meanings ascribed to such terms in the Plan.

Section 1.1	Board

“Board” means the Board of Directors of the Company.

Section 1.2	Business

“Business” means any business or investment activity engaged in by the Company or a Subsidiary any time during the Grantee’s employment by the Company or a Subsidiary, including the provision of homeowners’ property and casualty insurance and owning and operating real estate ventures.

Section 1.3	Change in Control

“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board does not recommend such shareholders to accept; or

(b) there is a change in the composition of the Board over a period of 36 consecutive months (or fewer) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

Section 1.4	Closing Price

“Closing Price” for any trading day means the last reported sale price per share of the Common Stock on the NASDAQ Global Select Market or other principal exchange or market upon which the Common Stock trades.

Section 1.5	Code

“Code” means the Internal Revenue Code of 1986, as amended.

Section 1.6	Committee

“Committee” means the Compensation Committee of the Board, or another committee of the Board, appointed as provided in Section 2.b.of the Plan.

Section 1.7	Common Stock

“Common Stock” means the common stock of the Company, no par value per share.

Section 1.8	Company

“Company” means Homeowners Choice, Inc., a Florida corporation.

Section 1.9	Confidential Information

“Confidential Information” means information or materials that, in the Company’s view, provide advantage to the Company (or a Subsidiary) over others not having such information or materials and includes (i) customer information, supplier information, sales channel and distributor information, material terms of any contracts, marketing philosophies, strategies, techniques and objectives (including service roll-out dates and volume estimates), legal and regulatory positions and strategies, advertising and promotional copy, competitive advantages and disadvantages, non-published financial data, network configurations, product or service plans, designs, costs, prices and names, inventions, discoveries, improvements, technological developments, know-how, software code, business opportunities (including planned or proposed financings, mergers, acquisitions, ventures and partnerships) and methodologies and processes (including the look and feel of computer screens and reports) for customer assistance, order acceptance and tracking, repairs, and commissions; (ii) information designated in writing or conspicuously marked as “confidential” or “proprietary” or likewise designated or marked with words of similar import; (iii) information for which the Company has an obligation of confidentiality so long as such obligation is known to the Grantee; and (iv) information that by its nature or the circumstances of its delivery or disclosure a reasonable person would conclude that it is confidential or proprietary. The term “Confidential Information” excludes information that (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the Grantee; (ii) is known and has been reduced to tangible form by the Grantee at the time of disclosure and is not subject to restriction; (iii) is independently developed by Grantee without use of the Confidential Information; (iv) is lawfully obtained from a third party who has the right to make such disclosure; or (v) is released for publication by the Company in writing.

Section 1.10	Corporate Transaction

“Corporate Transaction” shall mean any of the following shareholder-approved transactions to which the Company is a party:

(a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon the Plan and all Options are assumed by the successor entity;

(b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to subsection (a), above; or

(c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately before such merger.

Section 1.11	Director

“Director” means a member of the Board.

Section 1.12	Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and regulations thereunder. References to any provision of the Exchange Act will be deemed to include successor provisions thereto and regulations thereunder.

Section 1.13	Grant Date

“Grant Date” means the effective date of this Agreement.

Section 1.14	Plan

“Plan” means Homeowners Choice, Inc. 2007 Stock Option and Incentive Plan, as it may be amended from time to time.

Section 1.15	Restricted Shares

“Restricted Shares” means the shares of Restricted Stock awarded pursuant to this Agreement and subject to the Restrictions (i.e. shares of Restricted Stock for which the Restrictions have not lapsed or been waived).

Section 1.16	Restricted Stock

“Restricted Stock” means shares of Common Shares awarded under Section 5 of the Plan.

Section 1.17	Restrictions

“Restrictions” means all the restrictions set forth in Article III of this Agreement, including restrictions on dispositions, encumbrances and creditor claims and the right of purchase.

Section 1.18	Rule 16b-3

“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

Section 1.19	Secretary

“Secretary” means the Secretary of the Company.

Section 1.20	Securities Act

“Securities Act” means the Securities Act of 1933, as amended from time to time, and regulations thereunder. References to a provision of the Securities Act will be deemed to include successor provisions thereto and regulations thereunder.

Section 1.21	Subsidiary

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.22	Termination of Employment

“Termination of Employment” means the time when the employee-employer relationship between the Grantee and the Company is terminated for any reason, with or without cause, including, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of the Grantee by the Company, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company with the former employee. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries will not be considered a Termination of Employment. The Committee, in its absolute discretion, will determine the effect of all matters and questions relating to Termination of Employment, including whether particular leaves of absence constitute Terminations of Employment. If the Grantee is employed by a Subsidiary, then a Termination of Employment will occur if the Subsidiary ceases to be a Subsidiary and the Grantee does not immediately thereafter become an employee or a consultant to the Company or another Subsidiary. Notwithstanding any other provision of this Agreement or of the Plan, the Company and any Subsidiary has an absolute and unrestricted right to terminate the Grantee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

Section 1.23	Vesting Date

“Vesting Date” means May 8, 2012

ARTICLE II

AWARD OF RESTRICTED SHARES

Section 2.1	Award of Restricted Stock

The Company does hereby award to the Grantee an aggregate of 30,000 shares of Restricted Stock upon the terms and conditions set forth in this Agreement.

Section 2.2	Consideration to Company

The Restricted Stock is issued in exchange for Grantee’s execution of this Agreement, which consideration has been deemed sufficient by the Board.

ARTICLE III

RESTRICTIONS

Section 3.1	General Restrictions

The Restricted Shares and any interest in the Plan or this Agreement may not be sold, transferred, assigned, conveyed, pledged, mortgaged, hypothecated or otherwise disposed of or encumbered, other than by will or the laws of descent and distribution, whether voluntary or involuntary, by operation of law or by or pursuant to judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and will not be subject to claims of the Grantee’s creditors. Any attempted disposition or encumbrance of the Restricted Shares will be null and void and of no effect. The Company may issue stop-transfer orders and other forms of restriction covering the Restricted Shares.

Section 3.2	Stock Dividends and Splits.

Shares of Common Stock or other securities distributed in connection with a dividend on Common Stock or stock split will be deemed Restricted Shares subject to the Restrictions of this Article III to the same extent as the Restricted Shares with respect to which such shares of Common Stock or other securities were distributed.

Section 3.3	Forfeiture of Restricted Shares

Immediately upon the Termination of Employment, all Restricted Shares (including for clarity deemed Restricted Shares) will be forfeited to the Company.

ARTICLE IV

PERIOD OF RESTRICTIONS

Section 4.1	Lapse of Restrictions

(a) Subject to subsection (d) of this Section and Section 4.2, with respect 10,000 shares of Restricted Stock issued hereunder the Restrictions will lapse in annual increments of 2,000 shares beginning on the first anniversary of the Vesting Date.

(b) Subject to subsection (d) of this Section and Section 4.2, with respect to the remaining 20,000 shares of the Restricted Stock issued hereunder the Restrictions will lapse —

(i) as to 4,000 shares, one year after the Closing Price equals or exceeds $16 per share for 20 consecutive trading days;

(ii) as to 4,000 shares, one year after the Closing Price equals or exceeds $19 per share for 20 consecutive trading days;

(iii) as to 4,000 shares, one year after the Closing Price equals or exceeds $22 per share for 20 consecutive trading days;

(iv) as to 4,000 shares, one year after the Closing Price equals or exceeds $25 per share for 20 consecutive trading days;

(v) as to 4,000 shares one year after the Closing Price equals or exceeds $28 per share for 20 consecutive trading days;

(c) The Restrictions with respect to shares and other securities deemed to be Restricted Stock will lapse in a manner consistent with the foregoing as the Committee may determine in good faith. In addition, the Committee will make good faith adjustments in the event a reverse stock split or combination of shares.

(d) No Restrictions will lapse after Termination of Employment or after six years have elapsed from the Vesting Date.

Section 4.2	Acceleration of Lapse

Notwithstanding the provisions of Section 4.1, the Restrictions will lapse in their entirety upon the occurrence of a Change of Control and immediately prior to a Corporate Transaction. However, in the case of a Corporate Transaction the restrictions will not lapse to the extent the Restricted Shares and the associated rights are, in connection with the Corporate Transaction, to be replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent thereof).

ARTICLE V

SHAREHOLDER RIGHTS

Section 5.1	Generally

Except as otherwise provided in this Agreement, the Grantee will have all of the rights of a shareholder in connection with the Restricted Shares, including the right to vote Restricted Shares and the right to receive dividends thereon.

Section 5.2	Certificates and other Evidences of Ownership

(a) The Company may issue certificates representing the Restricted Shares registered in Grantee’s name. Certificates representing Restricted Shares and any securities deemed to be Restricted Shares will not be delivered to the Grantee but will be delivered to the Company to be held by the Company for the benefit of the Grantee. The Grantee will deliver to the Company a stock power relating to the Restricted Shares and any securities deemed Restricted Shares endorsed in blank.

(b) Certificates representing Restricted Shares and securities deemed to be Restricted Shares will bear an appropriate legend referring to the Restrictions as well as any other legends the Company may require to ensure compliance with the Securities Act and state and other securities laws.

(c) Upon the lapse of the Restrictions in accordance with the terms of Article IV or the waiver of the Restrictions by the Company and provided the Grantee has paid applicable withholding taxes as set forth in 7.4, the Company will deliver to the Grantee certificates representing the shares of the Restricted Stock or other securities for which the Restrictions have lapsed or been waived, as the case may be.

(d) Notwithstanding the foregoing, rather than issue certificates to the Grantee the Company may instruct its transfer agent to evidence the Restricted Shares by electronic entry on the transfer agent’s books. In that event the Company will further instruct its transfer agent to indicate the Restrictions (and any other restrictions it may require to ensure compliance with the Securities Act and state and other securities laws) within those book entries and, upon the lapse of the Restrictions in accordance with the terms of Article IV or the waiver of the Restrictions by the Company and provided the Grantee has paid applicable withholding taxes as set forth in 7.4, the Company will instruct the Transfer agent to remove those indications with respect to shares of Restricted Stock or other securities for which the Restrictions have lapsed or been waived.

ARTICLE VI

RESTRICTIVE AND OTHER COVENANTS

Section 6.1	Trade Secrets.

(a) Confidentiality. The Grantee will hold Confidential Information in confidence and trust and limit disclosure of Confidential Information strictly to persons who have a need to know such Confidential Information in connection with the Business. The Grantee will not disclose, use, or permit the use or disclosure of Confidential Information, except in satisfying the Grantee’s obligations associated with Grantee’s employment by the Company. The Grantee will use reasonable care to protect Confidential Information from inappropriate disclosure, whether inadvertent or intentional. The Grantee is specifically aware that insurance policyholder information is protected by law, that use and disclosure of material, non-public information about the Company may be a criminal offense under insider trading laws and that misappropriation of trade secrets is a criminal offense under state and federal laws. Notwithstanding the foregoing, the Grantee may disclose Confidential Information if such disclosure is required by a court order or an order of a similar judicial or administrative body; provided, however, that the Grantee notifies the Company of such requirement immediately and in writing, and cooperates reasonably with the Company in obtaining a protective or similar order with respect thereto.

(b) Notification of Third Party Disclosure Requests. If the Grantee receives any written or oral third party request, order, instruction or solicitation for the improper disclosure of Confidential Information or if the Grantee becomes aware of any attempt by a third party to improperly gain Confidential Information, the Grantee will immediately notify the Company’s general counsel or the Board of such request, order, instruction or solicitation or of such attempt and fully disclose the details surrounding such request, order, instruction or solicitation or such attempt.

(c) Ownership and Non-Removal of Records. All documents, files, records, data, papers, materials, notes, books, correspondence, drawings and other written, graphic or electronic records of the Business and all computer software of the Company which the Grantee prepares or uses, or comes into contact, will be and remain the exclusive property of the Company, in its discretion, and the Grantee will not be physically, electronically, telephonically or otherwise remove such property from the Company’s premises without the Company’s prior written consent.

(d) Return or Destruction of Confidential Information. Confidential Information gained, received or developed by the Grantee or in which the Grantee participated in developing will remain the exclusive property of the Company, in its sole discretion. The Grantee will promptly return to the Company or destroy or erase all records, books, documents or any other materials whatsoever (including all copies thereof) containing such Confidential Information in the Grantee’s possession or control upon the earlier of (i) the receipt of a written request from the Company for return or destruction of Confidential Information or (ii) the Termination of Employment.

(e) Trade Secrets of Others. In the course of the Grantee’s employment by the Company, the Grantee will not use any information or materials that belong to any former employer or any other person or entity and for which the Grantee has a duty of confidentiality; nor will the Grantee use or allow the use of any illegally obtained confidential or secret information or materials.

6.2.	Intellectual Property.

All Confidential Information, computer software, video and sound recordings, scripts, creations, inventions, improvements, designs and discoveries conceived, created, invented, authored, developed, produced or discovered by the Grantee while employed by the Company, whether alone or with others, whether during or after regular work hours, whether before or during such employment, are and will be the Company’s property exclusively, in its sole discretion. All such items were and will be produced as “work for hire.” The Grantee hereby assigns to the Company all copyrights, trademarks and other rights of authorship or ownership he may have with respect to such items. Moreover, at any time, without additional consideration, the Grantee will execute and deliver any documents or instruments that the Company may request in order to effectively convey and transfer good title and right to, and put the Company in possession of, such items.

6.3.	Restrictions on Competition, Solicitation and Disparagement.

(a) Competition. The Grantee agrees that during the course of the Grantee’s employment with the Company and for a period of six months after Termination of Employment, the Grantee will not, directly or indirectly, within any state in the United States within which the Company or Subsidiary has conducted homeowners insurance business within the 12 months preceding the date of Termination of Employment, enter into, engage in, be employed by or consult with (or solicit to enter into, engage in, be employed by or consult with) any other insurance company which competes with the Company or a Subsidiary by providing homeowners insurance, including (a) participating as an officer, director, stockholder, member, employee, agent, independent contractor, consultant, representative or partner of, or having any direct or indirect financial interest (including the interest of a creditor) in, any such competitor or (b) assisting any other individual or business entity, of whatever type or description, in providing any homeowners insurance. The provisions of this section will not apply to the ownership by the Grantee of less than 5% of any publicly held corporation or other business entity solely as an investor and under circumstances in which the Grantee neither provides services nor assists anyone else to provide any services to or on behalf of any such entity. The Grantee further agrees that upon a violation of this section of this Agreement, the period during which the Grantee’s covenants in this section apply will be extended by the number of days equal to the period of such violation.

(b) Solicitation. The Grantee agrees that for a period of six months after Termination of Employment, the Grantee will not, directly or indirectly, hire or solicit for hire any employee of the Company or solicit or induce any employee of the Company to end that employment relationship. The Grantee further agrees that upon a violation of this section of this Agreement, the period during which the Grantee’s covenants in this section apply will be extended by the number of days equal to the period of such violation.

(c) Disparagement. The Grantee agrees that during the course of the Grantee’s employment with the Company and for a period of one year after Termination of Employment, the Grantee will not perform any act or make any statement, public or private, legal or illegal, that would tend to dishonor or embarrass the Company or its Subsidiaries, disparage, discredit, reflect adversely upon or in any manner injure the reputation of Company or its Subsidiaries or their products or services or subject the Company or its Subsidiaries to potential liability or legal or administrative process.

(d) No Circumvention. The Grantee will not make any attempt, or use any artifice, scheme or device, including the use of any agent, representative, associate, advisor, relative or business entity, to circumvent the purposes of the restrictions contained in this Section 6.3.

(e) Acknowledgements. The Grantee acknowledges that the foregoing restrictions of Section 6.3. are reasonable and necessary in light of the circumstances, including the Company’s interest in protecting the Confidential Information to which the Grantee has been exposed, protecting its reputation and protecting its investments in intellectual property and employee relationships. The Grantee further acknowledges that the foregoing restrictive covenants are a material inducement for the Company to enter into this Agreement, and that the covenants are given as an integral part of this Agreement.

Section 6.4.	Counterclaims.

The existence of any claim or cause of action the Grantee may have against the Company will not at any time constitute a defense to the enforcement by the Company of the restrictions or rights provided by this Article.

Section 6.5	Equitable Remedies.

The Grantee and the Company agree that a violation by the Grantee of any of the covenants contained in this Article VI will cause the Company immediate and irreparable harm which cannot be adequately compensated by money damages and in the event of a violation or threatened violation of those covenants the Company will have the right to seek and obtain a temporary restraining order, preliminary injunction or permanent injunction against the Grantee to prevent a violation of those covenants. The existence of any claim or cause of action the Grantee may have against the Company will not at any time constitute a defense to the request for such relief.

Section 6.6	Cooperation

The Grantee agrees, without additional compensation, any time within two years after Termination of Employment to cooperate and participate reasonably with the Company and its Subsidiaries and legal representatives in any legal or regulatory proceedings for which the Company reasonably requests Grantee’s participation. Such participation may include depositions, court appearances and meetings with legal representatives. The Grantee agrees to use best efforts to support the litigation and regulatory strategies of the Company and Subsidiaries.

ARTICLE VII

OTHER PROVISIONS

Section 7.1	Administration

This Agreement is subject to the Plan, the provisions of which are incorporated herein by reference. In the event of any conflict between the provisions of the Plan and of this Agreement, the provisions of the Plan will control. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Shares. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 7.2	No Right to Employment.

Nothing in this Agreement or in the Plan will confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary, or will interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without cause.

Section 7.3	Notices

Any notice to be given under the terms of this Agreement to the Company will be addressed to the Company in care of its secretary, and any notice to be given to the Grantee will be addressed to the Grantee at the address given beneath the Grantee’s signature hereto. By a notice given pursuant to this Section 7.3, either party may hereafter designate a different address for notices to be given to the party. Any notice which is required to be given to the Grantee will, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of such status and address by written notice under this Section 7.3. Any notice will be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 7.4	Taxes and Withholding

The Grantee agrees to pay to the Company (or applicable Subsidiary) and consents to the withholding of salary by the Company (or applicable Subsidiary) of all amounts which, under federal, state or local tax law, is required to be withheld in connection with the award of the Restricted Shares, including the lapse of the Restrictions and risk of forfeiture. With the consent of the Committee, Shares owned by the Grantee, duly endorsed for transfer, with a fair market value on the date of delivery equal to the sums required to be withheld, may be used to make all or part of such payment.

Section 7.5	Construction

This Agreement will be construed without regard to which party was responsible for its preparation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural will include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender will include the other genders. The words “Agreement,” “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this contract as a whole, including documents incorporated by reference, and not to any particular provision of this contract. Whenever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.” The various headings contained in this Agreement are inserted solely for convenience of reference and in no way define, limit or extend the scope or intent of any of the provisions of this Agreement.

Section 7.6	Conformity to Securities Laws

The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan will be administered, and the Restricted Shares issued only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement will be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Grantee agrees to execute and deliver to the Company such documents as the Committee determines to be necessary or desirable to ensure compliance with the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to effect compliance with the Securities Act and any other federal or state securities laws or regulations.

Section 7.7	Amendments

The Committee (or the Board as the case may be) may amend, alter, suspend, discontinue, or terminate the Plan or this Agreement; provided however, that without the Grantee’s consent no amendment, alteration, suspension, discontinuation, or termination of the Plan or this Agreement may materially and adversely affect the Grantee’s rights under this Agreement. No amendment will be effective unless set forth in a writing agreed to and delivered by the Committee.

Section 7.8	Governing Law

This Agreement will be administered, interpreted and enforced under the internal laws of the State of Florida without regard to its principles of conflicts of laws.

Section 7.9	Entire Agreement

With respect to its subject matter, this Agreement supersedes all prior discussions and agreements between the Company (and its Subsidiaries) and the Grantee including previous employment offer letters and oral agreements, and, together with any attachments, exhibits and documents incorporated by reference, contains the sole and entire Agreement among them. Notwithstanding the foregoing, unless specifically stated, this Agreement does not supersede agreements dealing with previously awarded of Restricted Shares.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

HOMEOWNERS CHOICE, INC.

By:
Paresh Patel
Chief Executive Officer

Richard R. Allen

4462 Lavender Dr.,
Palm Harbor, FL 34685.